SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 30, 2016

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paul K. Danner, III

Chief Executive Officer

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 6, 2016, Alliance MMA, Inc. (the “Company”) issued a press release announcing the closing of its initial public offering (“IPO”) and the commencement of trading of the Company’s common stock on the NASDAQ Capital Market under the symbol “AMMA.” A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

In connection with the IPO the Company sold an aggregate of 2,222,305 shares of its common stock at a price of $4.50 per share. Also in connection with the IPO and effective as of September 30, 2016, the Company closed on the acquisition of the assets of the businesses of the following companies: CFFC Promotions, LLC; Hoosier Fight Club Promotions, LLC; Punch Drunk, Inc. d/b/a COmbat GAmes MMA; Bang Time Entertainment LLC d/b/a Shogun Fights; V3, LLC; and CageTix LLC. Also in connection with the IPO and effective as of September 30, 2016 the Company closed on its acquisition of Go Fight Net, Inc. d/b/a GoFightLive! by way of a merger of the Company’s wholly-owned subsidiary with and into Go Fight Net, Inc., with Go Fight Net, Inc. being the surviving company in such merger.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release dated October 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE MMA, INC.

By:	/s/ Paul K. Danner, III
Name:	Paul K. Danner, III
Its:	Chief Executive Officer

Dated: October 10, 2016

EXHIBIT INDEX

99.1	Press Release dated October 6, 2016.